EXHIBIT 32.2
The following certification is provided by the undersigned Interim Chief Financial Officer of First Busey Corporation on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
CERTIFICATION
I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the accompanying Annual Report of First Busey Corporation on Form 10-K for the year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of First Busey Corporation as of and for the periods covered by the Annual Report.

/s/ SCOTT A. PHILLIPS
Scott A. Phillips
Interim Chief Financial Officer

Date: February 27, 2025
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